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                              EMPLOYMENT AGREEMENT


THIS AGREEMENT is made and entered into as of the ______ day of ____________ 1998, by and between PENN TREATY NETWORK AMERICA INSURANCE COMPANY, a Pennsylvania corporation, and its affiliates and parent corporation (collectively, the "Company"), and A. J. CARDEN, residing at 5722 Schantz Road, Allentown, PA 18104 ("Executive").

WHEREAS, Executive is presently employed by the Company as its Executive Vice President; and

WHEREAS, the Company and Executive desire to set forth the terms on which Executive shall continue to be employed by the Company;

NOW, THEREFORE, in consideration of the promises and mutual covenants contained herein and intending to be legally bound, the parties agree as follows:

1.   Employment Duties.

     (a) Capacity. The Company shall employ Executive, and Executive shall serve as Executive Vice President of Penn Treaty Network America Insurance Company, its parent, Penn Treaty American Corporation and its affiliates, American Network Insurance Company and American Independent Network Insurance Company of New York, on the terms and subject to the conditions set forth in this Agreement. Executive shall retain said titles and positions for at least the first two years of the term of this Agreement, unless terminated sooner pursuant to section 4 herein.

          The Penn Treaty American Corporation directorship position currently held by Executive shall continue until its term expires at the Penn Treaty American Corporation annual meeting to be held in the year 2000, unless terminated sooner pursuant to section 4 herein. All directorships currently held by Executive with Penn Treaty American Corporation subsidiaries shall also continue until the companies' respective annual meetings held in the year 2000, unless terminated sooner pursuant to section 4 herein.

     (b) Scope and Duties. Executive shall perform such executive and managerial duties as are normally associated with the position of Executive Vice President of the Company. The duties of Executive shall be performed primarily in Pennsylvania and as otherwise agreed by the parties hereto. Executive's principal place of business shall be at the offices of the Company in Allentown, Pennsylvania or at such other location(s) as the parties may agree from time to time. Executive shall use his best efforts and devote reasonable time and attention to the business and affairs of the Company and to use his best efforts to perform faithfully and efficiently the responsibilities incidental to Executive's position.

     (c) Permitted Activities. Executive shall devote all of his business time to his obligations to the Company pursuant to this Agreement, and shall not, without the approval of the Board, render services of a business nature to any other person or entity, if such activities would materially interfere with the performance of Executive's duties under this Agreement.

2. Terms of Employment. The term of Executive's full-time employment under this Agreement will commence effective on January 1, 1999 and terminate on December 31, 2001, unless terminated sooner pursuant to Section 4 herein (the "Term").

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3.   Compensation and Other Benefits.

     (a) Base Salary. During the term of this Agreement, the Company shall pay to Executive a base salary as set forth below ("Base Salary"). Executive's Base Salary shall be payable at the usual times for the payment of the Company's other salaried employees, subject to adjustment as provided herein.

          (i) For the period from January 1, 1999 through December 31, 1999, the Company shall pay to Executive an annual Base Salary of $100,000.00 (one hundred thousand dollars).

          (ii) For the period from January 1, 2000 through December 31, 2000, the Company shall pay to Executive an annual Base Salary of $80,000.00 (eighty thousand dollars).

          (iii)For the period from January 1, 2001 through December 31, 2001, the Company shall pay to Executive an annual Base Salary of $60,000.00 (sixty thousand dollars).

     (b) Expenses. During the term of employment hereunder, Executive shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by him in performing services hereunder, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company. As of the effective date of this Agreement and during the term of the Agreement and thereafter, Executive shall be solely responsible for any and all payments related to the use of his automobile.

     (c) Other Benefits. During the term of Executive's employment under this Agreement, Executive shall be entitled to receive all benefits (such as medical, dental, disability and life insurance, paid vacation, sick days and retirement plan coverage) as are generally available from time to time to similarly situated employees of the company and the portion of such benefits paid by Executive shall be consistent with the portion of such benefits paid by similarly situated employees of the Company. Executive shall, at his option, be eligible to participate in any incentive compensation, stock option, stock purchase or similar plans or programs as the Company may maintain for compensating similarly situated employees at such level of participation as the Board may determine in its reasonable discretion based upon Executive's responsibilities and performance.

          Any and all Penn Treaty American Corporation stock option grants awarded to Executive prior to the term of this Agreement, shall remain in force until their original expiration date of ten (10) years after their respective grant date, regardless of whether such expiration date extends beyond the term of this Agreement.

4.   Termination.

     (a) Termination by the Company. Executive's employment hereunder may be terminated by the Company without any breach of this Agreement only under the following circumstances:

          (i) Death. Executive's employment hereunder shall terminate upon his death.

          (ii) Disability. If, as a result of Executive's incapacity due to physical or mental illness, Executive shall have been absent from his duties hereunder on a full-time basis for the entire period of two consecutive months, and within thirty (30) days after written notice of termination is given (which may occur before or after the end of such two-month period) shall not have returned to the performance of his duties hereunder on a full-time basis, the Company may terminate Executive's employment hereunder.

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          (iii)Cause.   The  Company  may   terminate   Executive's   employment
               hereunder  for "Cause." For purposes of this  Agreement,  "Cause"
               shall   include   theft,   falsification   of   records,   fraud,
               embezzlement, gross negligence or willful misconduct, causing the Company or its successor to violate any federal, state, or local law, or administrative regulation or ruling having the force and effect of law, insubordination, conflict of interest, diversion of corporate opportunity, failure to satisfy any performance objectives for Executive which the Company has provided to Executive in writing, conviction of Executive in connection with a felony or conduct that results in publicity that has a material adverse effect on the Company or its successor. Notwithstanding the foregoing, Executive shall not be deemed to have been terminated for Cause without (A) reasonable notice to Executive
               setting  forth  the  reasons  for  the  Company's   intention  to
               terminate him for Cause, (B) an opportunity for Executive, together with his counsel, to be heard before the full Board with reasonable advance notice of the time and place of meeting, and
               (C) delivery to Executive of a Notice of Termination (as defined in Section 4(c) hereof) stating that in the good faith opinion of the Board, Executive was guilty of conduct constituting "Cause," and specifying the particulars thereof in detail.

     (b) Termination Procedure.

          (i) Notice of Termination. Any termination of Executive's employment by the Company or by Executive (other than termination due to Executive's death) shall be communicated by written Notice of Termination to the other party hereto. For purposes of this Agreement, a 'Notice of Termination" shall mean a written notice which shall (A) indicate the specific termination provision in this Agreement relied upon, (B) set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (C) specify the Date of Termination (as defined below).

          (ii) Date of Termination. "Date of Termination" shall mean:

               (A) if Executive's employment is terminated by his death, the date of his death,

               (B)  if the  Executive's  employment  is  terminated  pursuant to
                    Section 4(a)(ii), thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period),

               (C) if Executive's employment is terminated pursuant to Section 4(a)(iii), the date specified in the Notice of Termination, and

               (D) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given, provided that if within thirty (30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally determined, either by mutual written agreement of the parties, by a binding and final arbitration award or by a final judgment, order or decree of a court of competent jurisdiction (the time for appeal therefrom having expired and no appeal having been perfected).

5.   Compensation Upon Termination.

     (a) Death. If Executive's employment is terminated by reason of his death, this Agreement shallterminate without further obligations to Executive's legal representatives under this Agreement, other than those obligations accrued or earned and vested (if applicable) by Executive as of the Date of Termination, including, for this purpose [(i)] Executive's full Base Salary as earned through the Date of Termination at the rate in effect on the Date of Termination. All such Base Salary shall be paid to Executive's spouse or other designated beneficiary (or if he leaves no spouse or other designated beneficiary, to his estate) in a lump sum in cash within thirty (30) days after the Date of Termination.

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     (b)  Disability.  If  Executive's  employment  is  terminated  by reason of disability pursuant to Section 4 (a) (ii), this Agreement shall terminate without further obligations to Executive, other than the obligation to pay to Executive all Base Salary as earned through the Date of Termination. All such Base Salary shall be paid to Executive in a lump sum in cash within thirty (30) days after the Date of Termination.

     (c) Termination for Cause; Termination by Executive in Breach of Agreement. If Executive's employment is terminated for Cause or if Executive terminates his employment for any reason other than Good Reason, this Agreement shall terminate without further obligations to Executive other than the Company's obligation to pay to Executive Base Salary accrued to the Date of Termination. Such salary shall be paid to Executive in a lump sum in cash within thirty (30) days after the Date of Termination.

6.   Confidentiality.

     (a) Executive shall keep confidential and not disclose or use in any way, at any time, either during or subsequent to Executive's employment, any trade secrets, information, knowledge, data or other confidential information relating to the Company's products, know-how, data, customer lists, business plans, marketing plans and strategies, pricing strategies or other subject matter pertaining to the business of the Company or any of its clients, customers, consultants or affiliates, except as otherwise provided herein or with the prior written consent of the Company. Moreover, Executive shall not deliver, reproduce or in any way allow any trade secrets, information, knowledge, data or other confidential information, or any documentation relating thereto, to be delivered or used by any third party, without the prior written consent of the Company.

     (b) Executive recognizes that the Company has received and will receive confidential information from third parties and that the Company has a duty to maintain the confidentiality of this information and to use it only for certain limited purposes. Executive shall maintain the confidentiality of information received from third parties and shall not disclose it to any person or entity without the prior written consent of the Company, except as may be necessary to satisfy the obligations of the Company to the third party or for the benefit of the third party, consistent with the Company's agreement with such third party.

7. Return of Confidential Material. In the event of termination of Executive's employment for any reason whatsoever, Executive agrees to promptly surrender and deliver to the Company all records, materials, equipment, drawings, data and all other documents, as well as any copies thereof, pertaining to any endeavor, development, invention, trade secret or other confidential information of the Company.

8.   Non-Competition.

     (a) Executive understands that Executive is a key and significant employee of the Company. In addition, Executive agrees that the Company is engaged in its business in all fifty (50) states (the "Geographic Scope'). Executive further agrees that the Company will continue conducting its business in all parts of the Geographic Scope and intends to sell its products in the Geographic Scope. As a result of the foregoing, Executive expressly understands and agrees that the non-competition provisions contained in this Agreement are intended to be permissible and enforceable pursuant to the provisions of applicable law.

          Executive agrees that during his employment by the Company and its successors and assigns, he will not, alone or as a member, employee, agent, consultant, advisor, independent contractor, general partner, officer, director, shareholder, investor, lender or guarantor of any corporation, partnership or other entity, or in any other capacity, directly or indirectly:

          (i) participate or engage in the production, marketing, sale or servicing of any product, or the provision of any service, that directly relates to the business of the Company (a "Competitive Business') in the Geographic Scope; or

          (ii) permit the name of Executive to be used in connection with a Competitive Business.
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9.   Equitable Relief. Executive agrees and acknowledges that a breach by him of any of the promises contained in this Agreement will cause irreparable damage to the Company and that it will be impossible to estimate the damage suffered by the Company in the event of any breach. Executive, therefore, agrees that the Company shall be entitled as a matter of course to specific performance as well as temporary and permanent injunctive relief from any court of competent jurisdiction, thereby preventing further breach of this Agreement. Each party further agrees that if the other prevails in a suit under this Agreement, the nonprevailing party will reimburse the prevailing party for its or his expenses, including costs and reasonable attorneys' fees, incurred in connection with such a suit.

10. Governing Law. This Agreement shall be interpreted and construed in accordance with the laws of the Commonwealth of Pennsylvania. If any provision of this Agreement is determined to contravene applicable law, it shall be deemed to be modified to the extent necessary to comply with any such law or, if such modification is not possible, such provision shall be deemed null and void, but shall not affect the obligations under any other provision of this Agreement.

11. Arbitration. In the event of any dispute between Executive and the Company under or related to the terms of this Agreement, the parties hereto agree to submit such dispute to final and binding arbitration in Lehigh County, Pennsylvania pursuant to the Arbitration Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding on both parties, provided, however, that in arriving at a decision, the arbitrator shall find in favor of one party or the other, and shall not in rendering his decision fashion a compromise or otherwise order an outcome different than that proposed by one of the parties. Such arbitration proceedings shall be completed not later than 90 days following submission, except and only to the extent that such delay is attributable to the unavoidable delay of the arbitrator.

12. Assignment. Executive acknowledges that the services to be rendered by him hereunder are unique and personal. Accordingly, Executive may not assign any of his rights or delegate any of his duties or obligations hereunder without the prior written consent of the Company. Upon such consent, the rights and obligations of Executive under this Agreement shall be binding upon his heirs, assigns and legal representatives.

13.  Miscellaneous.

     (a) All notices, requests or other communications required or permitted hereunder shall be by (i) personal delivery, (ii) first class United States mail, postage prepaid, (iii) overnight delivery service, charges prepaid or (iv) telecopy or other means of electronic transmission, if confirmed promptly by any of the methods specified in clauses (i), (ii) or (iii) of this sentence, and in writing as follows:

                                If to Executive:

                                A. J.  Carden
                                5722 Schantz Road
                                Allentown, PA 18104

                                If to the Company:

                                Penn Treaty Network America Insurance Company 3440 Lehigh Street
                                Allentown, PA 18103
                                Attention:  Irving Levit
                                Telefax: 610-967-4616

          ; or to such other addresses as may be specified by like notice. Notices shall be deemed given on the earlier of (I) physical delivery,
          (ii) if given by facsimile transmission, upon transmission to the telefax number specified in this Agreement, (iii) two calendar days after mailing by prepaid first class mail and (iv) one calendar day after mailing by prepaid overnight delivery service.

     (b) This Agreement sets forth the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior agreements, whether written or oral, including without limitation that certain Change in Control Agreement between Executive and the Company dated June 6, 1996. This Agreement may be amended only by writing signed by both parties hereto.

     (c) The Company may withhold from any amounts payable under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (d) No waiver of any provision of this Agreement shall be valid until it is in writing and signed by the person or party against whom it is charged.

     (e) The invalidity or unenforceability of any provision of this Agreement shall not affect the otherprovisions hereof, and this Agreement shall be construed as if such invalid or unenforceable provision were omitted.

     (f) Sections 6, 7, 8, 9 and 10 shall survive the termination of this Agreement for any reason whatsoever.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.


PENN TREATY NETWORK AMERICA                        EXECUTIVE
INSURANCE COMPANY

By:
   ---------------------------                     ------------------------
                                                   A. J. Carden

Title:
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